SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-05426
SERIES NO.: 22


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        598
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        138
       Class C                                                        182
       Institutional Class                                             75


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $9.38
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      $9.26
       Class C                                                      $9.27
       Institutional Class                                          $9.41